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                                                                    Exhibit 23.2


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
The 3DO Company:

We consent to incorporation by reference herein of our report dated May 9, 1996, relating to the consolidated balance sheets of The 3DO Company and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1996, which report appears in the March 31, 1996, annual report on Form 10-K of The 3DO Company


                                             KPMG Peat Marwick LLP


San Jose, California
January 27, 1997

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